CERTIFICATE OF INCORPORATION

                                       OF

                          ROEBLING FINANCIAL CORP, INC.


                                    ARTICLE I

                                      Name
                                      ----

         The name of the corporation is Roebling Financial Corp, Inc. (herein the "Corporation").

                                   ARTICLE II

                                Registered Office
                                -----------------

         The address of the Corporation's registered office in the State of New Jersey is Route 130 South and Delaware Avenue, Roebling, New Jersey 08554, in the County of Burlington. The name of the Corporation's registered agent at such address is Frank J. Travea, III.

                                   ARTICLE III

                                     Powers
                                     ------

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under 14A:2-7 of the New Jersey Business Corporation Act.

                                   ARTICLE IV

                                      Term
                                      ----

         The Corporation is to have perpetual existence.

                                    ARTICLE V

                                  Incorporator
                                  ------------

         The name and mailing address of the Incorporator is as follows:


                  Name                      Mailing Address
                  ----                      ---------------

         Frank J. Travea, III               Route 130 South and Delaware Avenue
                                            Roebling, New Jersey 08554

                                   ARTICLE VI

                                Initial Directors
                                -----------------

         The number of directors constituting the initial board of directors of the Corporation is six (6) and the names and addresses of the persons who are to serve as directors until their successors are elected and qualified, are:

                Name                     Mailing Address
                ----                     ---------------

John J. Ferry                            Route 130 South and Delaware Avenue
                                         Roebling, New Jersey 08554
Mark V. Dimon                            Route 130 South and Delaware Avenue
                                         Roebling, New Jersey 08554
Joan K. Geary                            Route 130 South and Delaware Avenue
                                         Roebling, New Jersey 08554
Robert R. Semptimphelter, Sr.            Route 130 South and Delaware Avenue
                                         Roebling, New Jersey 08554
John A. LaVecchia                        Route 130 South and Delaware Avenue
                                         Roebling, New Jersey 08554
George Nyikita                           Route 130 South and Delaware Avenue
                                         Roebling, New Jersey 08554

                                   ARTICLE VII

                                  Capital Stock
                                  -------------

         The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 25,000,000, of which 20,000,000 are to be shares of common stock, $.10 par value per share, and of which 5,000,000 are to be shares of serial preferred stock, $.10 par value per share. The shares may be issued by the Corporation without the approval of stockholders except as otherwise provided in this Article VII or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         A  description  of the  different  classes  and  series (if any) of the
Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

         A. Common Stock. Except as provided in this Certificate, the holders of
            ------------
the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the board of directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. Serial Preferred Stock. Except as provided in this Certificate,  the
            ----------------------
board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

         (1) the distinctive serial designation and the number of shares constituting such series;

         (2) the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

         (3) the voting powers, full or limited, if any, of the shares of such series;

         (4) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

         (5)      the amount or amounts  payable  upon the shares of such series
                  in  the  event  of  voluntary  or   involuntary   liquidation,
                  dissolution or winding up of the Corporation;

         (6) whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

         (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (8) the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

         (9) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

                                  ARTICLE VIII

                                Preemptive Rights
                                -----------------

         No holder of any of the shares of any class or series of capital stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures of other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates or indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                   ARTICLE IX

                              Repurchase of Shares
                              --------------------

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of capital stock of any class, bonds, debentures, notes, script, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition or as are imposed by law or regulation.

                                    ARTICLE X

              Meetings of Stockholders; Cumulative Voting; Proxies
              ----------------------------------------------------

         A. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, if all stockholders entitled to vote thereon consent thereto in writing. The power of stockholders to take action by non-unanimous consent is specifically denied. In the case of a merger, consolidation, acquisition of all capital shares of the Corporation or sale of assets, such action may be taken without a meeting only if all stockholders consent in writing, or if all stockholders entitled to vote consent in writing and all other stockholders are provided the advance notification required by Section 14A:5-6(2)(b) of the New Jersey Business Corporation Act.

         B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President of the Corporation, by a majority of the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, but no other person or persons may call a special meeting of the stockholders except as provided by the New Jersey Business Corporation Act.

         C. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. To be valid, a proxy must be executed and authorized as required or permitted by law. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, the following shall constitute a valid means by which a stockholder may grant such authority.

          1. A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

          2. A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a facsimile telecommunication, telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such facsimile telecommunication, telegram, cablegram or other means of electronic transmission, must either set forth or be submitted with information from which it can be determined that the facsimile telecommunication, telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such facsimile telecommunications, telegrams, cablegrams or other electronic transmission are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

          3. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any or all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         D. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         E. Meetings of stockholders may be held within or outside the State of New Jersey, as the Bylaws may provide.

         F. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of voting stock shall constitute a quorum at a meeting of stockholders.

                                   ARTICLE XI

                      Notice for Nominations and Proposals
                      ------------------------------------

         Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE XII

                                    Directors
                                    ---------

         A. Number;  Vacancies. The number of directors of the Corporation shall
            ------------------
be such number as shall be provided from time to time in or in accordance with the Bylaws, provided that a decrease in the number of directors shall not have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly-created directorships shall be filled by a vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

         B. Classified Board. The board of directors of the Corporation shall be
            ----------------
divided into three classes of directors, which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. At the first annual meeting of stockholders, directors in Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter, directors of Class II shall be elected to hold office for a term expiring at the second succeeding meeting thereafter, and directors of Class III shall be elected to hold office for a term expiring at the first succeeding annual meeting thereafter. Directors whose term shall expire at any annual meeting shall continue to serve until such time as his or her successor shall have been duly elected and shall have qualified unless his or her position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         If the number of directors of the Corporation is reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. If the number of directors of the Corporation is increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                  ARTICLE XIII

                              Removal of Directors
                              --------------------

         Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed for cause, at any time, by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. In addition, the board of directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

                                   ARTICLE XIV

                      Certain Limitations on Voting Rights
                      ------------------------------------

         A. Limitations. Notwithstanding any other provision of this Certificate
            -----------
of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

         Further, for a period of five years from the completion of the conversion of Roebling Financial Corp., MHC from mutual to stock form, no person shall directly or indirectly Offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation.

         B.  Exclusions.  The  provisions  of the  foregoing  Section  A of this
             ----------
Article XIV shall not apply to:

         (1) the acquisition of more than 10% of any class of equity security by any tax-qualified defined benefit plan or defined contribution plan of the Corporation or its subsidiaries;

         (2) the purchase of shares by underwriters in connection with a public offering; or

         (3) the Offer to acquire or the acquisition of more than 10% of any class of equity security of the Corporation if such Offer to acquire or acquisition has been approved by two-thirds of those members of the Board of Directors who were directors prior to the Offer to acquire or acquisition.

         C. Definitions.  The following  definitions shall apply to this Article
            -----------
XIV.

            1. "Beneficial Ownership" (including "Beneficially Owned") shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate of Incorporation; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

               (a) which such person or any of its affiliates (as defined in Article XV) beneficially owns, directly or indirectly;

               (b) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the Beneficial Owner of any Voting Shares (as defined in Article XV) solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of sections of Article XV) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the Beneficial Owner); or

               (c) which are Beneficially Owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (1) no director or officer of this Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to Beneficially Own any Common Stock Beneficially Owned by any other such director or officer (or any affiliate thereof), and (2) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to Beneficially Own any Common Stock held under any such plan. For purposes of computing the percentage Beneficial Ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock that may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                  2. The term "Offer" shall mean every written offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                  3. "Person" shall mean any individual, firm, corporation, or other entity.

         D. Board Determinations. The Board of Directors shall have the power to
            --------------------
construe and apply the provisions of this Article XIV and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock Beneficially Owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of Article XIV to the given facts, or (v) any other matter relating to the applicability or effect of this Article XIV. Any constructions, applications, or determinations made by the directors pursuant to this Article XIV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         E. Demand for Information;  Investigation. The Board of Directors shall
            --------------------------------------
have the right to demand that any person who is reasonably believed to Beneficially Own Common Stock in excess of the Limit (or holders of record of Common Stock Beneficially Owned by any person in excess of the Limit) ("Holder in Excess") supply the Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who is reasonably believed to own shares in excess of the Limit and (ii) any other factual matter relating to the applicability or effect of this Article XIV as may reasonably be requested of such person. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

         F.  Quorum  Requirements.  Except  as  otherwise  provided  by  law  or
             --------------------
expressly provided in this Article XIV, the presence in person or by proxy, of the holders of record of shares of capital stock of the

Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Article XIV) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

         G.  Enforceability.  In the event any provision (or portion thereof) of
             --------------
this Article XIV shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article XIV shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this
Article XIV remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

                                   ARTICLE XV

                        Approval of Business Combinations
                        ---------------------------------

         A. Definitions and Related Matters. For the purposes of this Article XV
            -------------------------------
and  as  otherwise   expressly   referenced   hereto  in  this   Certificate  of
Incorporation:

         1. "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of filing of this Certificate.

         2. "Announcement date," when used in reference to any Business Combination, means the date of the first public announcement of the final, definitive proposal for that Business Combination.

         3. "Associate," when used to indicate a relationship with any person, means (1) any corporation or organization of which that person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of Voting Shares, (2) any trust or other estate in which that person has a substantial beneficial interest or as to which that person serves as trustee or in a similar fiduciary capacity, or (3) any relative or spouse of that person, or any relative of that spouse, who has the same home as that person.

         4. "Beneficial Owner," when used with respect to any stock, means a person:

                  (1)  that,   individually  or  with  or  through  any  of  its
affiliates or associates, beneficially owns that stock, directly or indirectly;

                  (2) that, individually or with or through any of its affiliates or associates, has (a) the right to acquire that stock (whether that right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Beneficial Owner of stock tendered pursuant to a tender or exchange offer made by that person or any of that person's affiliates or associates until that tendered stock is accepted for purchase or exchange; or (b) the right to vote that stock pursuant to any agreement, arrangement or understanding

(whether or not in writing); provided, however, that a person shall not be deemed the Beneficial Owner of any stock under this subparagraph if the agreement, arrangement or understanding to vote that stock (i) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act, and (ii) is not then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (3) that has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in subparagraph (b) of paragraph (2) of this subsection, or disposing of that stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, that stock.

         5. "Business Combination," when used in reference to the Corporation and any Interested Stockholder of the Corporation, means:

                  (1) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) that Interested Stockholder or (b) any other corporation (whether or not it is an Interested Stockholder of the Corporation) which is, or after a merger or consolidation would be, an affiliate or associate of that Interested Stockholder;

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with that Interested Stockholder or any affiliate or associate of that Interested Stockholder of assets of the Corporation or any subsidiary of the Corporation
(a) having an aggregate market value equal to 10% or more of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation, (b) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding stock of the Corporation, or (c) representing 10% or more of the earnings power or income, determined on a consolidated basis, of the Corporation;

                  (3) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any stock of the corporation or any subsidiary of the Corporation which has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding stock of the Corporation to that Interested Stockholder or any affiliate or associate of that Interested Stockholder, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all stockholders of the Corporation;

                  (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that Interested Stockholder or any affiliate or associate of that Interested Stockholder;

                  (5) any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of stock in respect of stock, or any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the Corporation with any subsidiary of the Corporation, or any other transaction (whether or not with, or into, or otherwise involving that Interested Stockholder), proposed by, on behalf of or pursuant to any agreement, arrangement or understanding (whether or not in writing) with that Interested Stockholder or any affiliate or associate of that Interested Stockholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into Voting Shares of the Corporation or any subsidiary of the Corporation which is directly or indirectly owned by that Interested Stockholder or any affiliate or associate of that Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments; or

                  (6) any receipt by that Interested Stockholder or any affiliate or associate of that Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation; provided, however, that the term "Business Combination" shall not be deemed to include the receipt of any of the foregoing benefits by the Corporation or any of the Corporation's affiliates arising from transactions (such as intercompany loans or tax sharing arrangements) between the Corporation and its affiliates in the ordinary course of business.

         6. "Common Stock" means any stock other than preferred stock.

         7. "Consummation date," with respect to any Business Combination, means the date of consummation of that Business Combination.

         8. "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Shares, by contract, or otherwise. A person's beneficial ownership of 10% or more of the voting power of the Corporation's Voting Shares shall create a presumption that person has control of the Corporation. Notwithstanding the foregoing in this subsection, a person shall not be deemed to have control of a corporation if that person holds voting power, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more Beneficial Owners who do not individually or as a group have control of the Corporation.

         9. "Exchange Act" means the "Securities Exchange Act of 1934" (15 U.S.C. ss. 78a et seq.), as the same has been or hereafter may be amended from time to time.

         10.   "Interested   Stockholder,"   when  used  in   reference  to  the
Corporation, means any person (other than the Corporation or any subsidiary of the Corporation) that:

                  (1) is the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Shares of the Corporation;

                  (2) is an affiliate or associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the Corporation. For the purpose of determining whether a person is an Interested Stockholder pursuant to this subsection, the number of shares of Voting Shares of the Corporation deemed to be outstanding shall include shares deemed to be Beneficially Owned by the person through application of subsection A.4 of this Article XV but shall not include any other unissued shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise; or

                  (3) is an assignee of or has otherwise succeeded to any shares of Voting Shares which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         11. "Market value," when used in reference to property of the Corporation, means:

                  (1) in the case of stock, the highest closing sales price of the stock during the 30 day period immediately preceding the date in question, on the principal United States securities exchange registered under the Exchange Act on which that stock is listed, or, if that stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of that stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System, or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of the Corporation's stock as determined by the board of directors of the Corporation in good faith; and

                  (2) in the case of property other than cash or stock, the fair market value of that property on the date in question as determined by the board of directors of the Corporation in good faith.

         12. "Stock" means:

                  (1)  any  stock  or  similar  security,   any  certificate  of
interest, any participation in any profit sharing agreement, any voting trust certificate, or any certificate of deposit for stock; and

                  (2) any security convertible, with or without consideration, into stock, or any warrant, call or other option or privilege of buying stock without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase stock.

         13. "Stock acquisition date," with respect to any person and the Corporation, means the date that such person first becomes an Interested Stockholder of the Corporation.

         14. "Subsidiary" of the Corporation means any other corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Corporation.

         15. "Voting Shares" shall mean any shares of the authorized stock of the Corporation entitled to vote generally in the election of directors.

         B. Approval of Business Combinations.
            ---------------------------------

         The Corporation shall not engage in a Business Combination with any Interested Stockholder for a period of five years following that Interested Stockholder's stock acquisition date unless the Business Combination is approved by a vote of two-thirds of the board of directors prior to the Interested Stockholder's stock acquisition date.

         In  addition,   the  Corporation  shall  not  engage  in  any  Business
Combination with any Interested Stockholder of the Corporation at any time unless one of the following three conditions are met:

         1. the Business Combination is approved by a vote of two-thirds of the board of directors of the Corporation prior to that Interested Stockholder's stock acquisition date and thereafter approved by stockholders in accordance with applicable law.

         2. the Business Combination is approved by the affirmative vote of the holders of at least 80% of the Voting Shares not Beneficially Owned by that Interested Stockholder at a meeting called for such purpose.

         3. the Business Combination meets all of the following conditions:

                  (1) the aggregate amount of the cash and the market value, as of the consummation date, of consideration other than cash to be received per share by holders of outstanding shares of common stock of the Corporation in that Business Combination is at least equal to the higher of the following:

                           (a)  the  highest  per  share  price  (including  any
brokerage commissions, transfer
taxes and soliciting dealers' fees) paid by that Interested Stockholder for any shares of common stock of the same class or series acquired by it (i) within the five-year period immediately prior to the announcement date with respect to that Business Combination, or (ii) within the five-year period immediately prior to, or in, the transaction in which that Interested Stockholder became an Interested Stockholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which that highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that earliest date, up to the amount of that interest; and

                           (b) the market value per share of common stock on the
announcement date with respect to that Business Combination or on that Interested Stockholder's stock acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of common stock since that date, up to the amount of that interest;

                  (2) the aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of stock, other than common stock, of the Corporation is at least equal to the highest of the following (whether or not that Interested Stockholder has previously acquired any shares of that class or series of stock):

                           (a)  the  highest  per  share  price  (including  any
brokerage commissions, transfer taxes and soliciting dealers' fees) paid by that Interested Stockholder for any shares of that class or series of stock acquired by it (i) within the five-year period immediately prior to the announcement date with respect to that Business Combination, or (ii) within the five-year period immediately prior to, or in, the transaction in which that Interested Stockholder became an Interested Stockholder, whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of that class or series of stock since that earliest date, up to the amount of that interest;

                           (b) the  highest  preferential  amount  per  share to
which the holders of shares of that class or series of stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due at to which those holders are entitled prior to payment of dividends on some other class or series of stock (unless the aggregate amount of those dividends is included in that preferential amount); and

                           (c) the  market  value  per  share  of that  class or
series  of  stock  on the  announcement  date  with  respect  to  that  Business
Combination or on that Interested Stockholder's stock acquisition date, whichever is higher; plus interest compounded annually from that date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of that class or series of stock since that date, up to the amount of that interest;

                  (3) the consideration to be received by holders of a particular class or series of outstanding stock (including common stock) of the Corporation in that Business Combination is in cash or in the same form as the Interested Stockholder has used to acquire the largest number of shares of that class or series of stock previously acquired by it;

                  (4) the holders of all outstanding shares of stock of the Corporation not Beneficially Owned by that Interested Stockholder immediately prior to the consummation of that Business Combination are entitled to receive in that Business Combination in cash or other consideration for those shares in compliance with paragraphs (1), (2) and (3) of this subsection; and

                  (5) after that Interested Stockholder's stock acquisition date and prior to the consummation date with respect to that Business Combination, that Interested Stockholder has not become the Beneficial Owner of any additional shares of stock of the Corporation, except:

                           (a) as part of the transaction which resulted in that
Interested Stockholder becoming an Interested Stockholder;

                           (b) by virtue of  proportionate  stock splits,  stock
dividends or other distributions of stock in respect of stock not constituting a Business Combination as defined in subsection A.5(5) of this Article XV;

                           (c) through a Business Combination meeting all of the
conditions of paragraph (3) and this paragraph; or

                           (d)   through  the   purchase   by  that   Interested
Stockholder at any price which, if that price had been paid in an otherwise permissible Business Combination, the announcement date and consummation date of which was the date of that purchase, would have satisfied the requirements of paragraphs (1), (2) and (3) of this subsection.

                  (6)  Exceptions.  The  provisions of this Article XV shall not
                       ----------
apply to any Business Combination of the Corporation with an Interested Stockholder of the Corporation which became an Interested Stockholder inadvertently, if such Interested Stockholder (i) as soon as practicable divests itself, himself or herself of a sufficient amount of the Voting Shares of the Corporation so that it, he or she no longer is the Beneficial Owner, directly or indirectly, of 10% or more of the voting power of the outstanding Voting Shares of the Corporation or a subsidiary corporation, and (ii) would not at any time within the five- year period preceding the announcement date with respect to that Business Combination have been an Interested Stockholder but for that inadvertent acquisition. Nothing contained in this Article XV shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         C. Evaluation of Business Combinations. In connection with the exercise
            -----------------------------------
of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant: (i) the social and economic effects of entering into the transaction on the Corporation and its subsidiaries, and its present and future employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity, and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                                   ARTICLE XVI

                  Stockholder Approval of Certain Transactions
                  --------------------------------------------

         A.  Stockholder  Vote.  Any  merger,  consolidation,   liquidation,  or
             -----------------
dissolution of the Corporation or any action that would result in the sale or other disposition of all or substantially all of the assets of the Corporation ("Transaction") shall require the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation eligible to vote at a legal meeting.

         B. Board  Approval.  The  provisions  of Section A of this  Article XVI
            ---------------
shall not apply to a particular Transaction, and such Transaction shall require only such stockholder vote, if any, as would be required under the New Jersey Business Corporation Act, if such Transaction is approved by two-thirds of the entire Board of Directors of the Corporation.

                                  ARTICLE XVII

                Elimination of Directors' and Officers' Liability
                -------------------------------------------------

         Directors and officers of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders, provided that this Article XVII shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. Any repeal or modification of this
Article XVII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective. If the New Jersey Business Corporation Act is amended to further limit the personal liability of directors and officers, then such liability will be limited to the fullest extent permitted under the law.

                                  ARTICLE XVIII

                                 Indemnification
                                 ---------------

         A. Indemnification.  The Corporation shall indemnify any person who was
            ---------------
or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, sole proprietorship, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under New Jersey law.

         B. Advance  Payment.  The  Corporation  may pay in advance any expenses
            ----------------
(including attorneys' fees) which may become subject to indemnification under Section A of this Article XVIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he or she is not entitled to indemnification by the Corporation under New Jersey law.

         C.  Nonexclusive.  The  indemnification  and  advancement  of  expenses
             ------------
provided by Sections A and B of this Article XVIII or otherwise granted pursuant to New Jersey law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

         D. Continuation.  The  indemnification  and advance payment provided by
            ------------
Sections A and B of this Article XVIII shall continue as to a person who has ceased to hold a position named in Section A and shall inure to his or her heirs, executors and administrators. In addition, any repeal or modification of this Article XVIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation hereunder or otherwise with respect to any act or omission occurring before such repeal or modification is effective.

         E. Insurance.  The  Corporation may purchase and maintain  insurance on
            ---------
behalf of any person who holds or who has held any position named in Section A of this Article XVIII, against any liability incurred by him or her in any such position, or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article XVIII and New Jersey law.

         F. Savings Clause. If this Article XVIII or any portion hereof shall be
            --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this
Article XVIII that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE XIX

                               Amendment of Bylaws
                               -------------------

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a vote of two-thirds of the board of directors present at a legal meeting held in accordance with the provisions of the Bylaws. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                   ARTICLE XX

                    Amendment of Certificate of Incorporation
                    -----------------------------------------

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles VIII, X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX and this Article XX of this Certificate may not be repealed, altered, amended or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is properly included in the notice of such meeting).

         THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the New Jersey Business Corporation Act, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hand this the 25th day of May, 2004.




                                        /s/Frank J. Travea, III
                                        ----------------------------------------
                                        Frank J. Travea, III
                                        Incorporator